 Exhibit 99.01

Tonix Pharmaceuticals Elects Margaret Smith Bell to the Board of Directors

NEW YORK, Sept. 14, 2017 (GLOBE NEWSWIRE) -- Tonix Pharmaceuticals Holding Corp. (Nasdaq:TNXP) (Tonix), a company in Phase 3 development of Tonmya®* (cyclobenzaprine HCI sublingual tablets), or TNX-102 SL, a U.S. Food and Drug Administration-designated Breakthrough Therapy for the treatment of posttraumatic stress disorder (PTSD), and in various development stages for other innovative pharmaceutical and biological products, today announced the appointment of Margaret Smith Bell to the Board of Directors. Ms. Bell has over 18 years of experience in healthcare equities portfolio management and research.

“We are pleased to announce the recruitment of Ms. Bell to our board of directors. Ms. Bell’s experience in healthcare finance, investing and research adds to the broad expertise of our board,” said Seth Lederman, M.D., president and chief executive officer of Tonix. “Her joining comes at a key period of value creation as we move toward Phase 3 interim data in the first half of 2018.”

“I am excited to contribute to the efforts of Tonix, a global leader in developing therapeutics to treat posttraumatic stress disorder,” commented Ms. Bell. “I look forward to helping the company at this critical time as it moves forward with the development Phase 3 of Tonmya and its additional pipeline programs.”

Margaret Smith Bell was a Vice President at Standard Life Investments where she was a portfolio manager and health care equity analyst. Previously, Ms. Bell was a Managing Director at Putnam Investments, and served as a senior health care analyst and a portfolio manager of the Putnam Health Sciences Trust. Ms. Bell’s healthcare experience also includes equity research positions with State Street Research and Alex. Brown & Sons, Inc. Ms. Bell is a past member of the Board of Overseers at Beth Israel Deaconess Medical Center. Ms. Bell holds a B.A. from Wesleyan University and an M.B.A. from the Wharton School at the University of Pennsylvania.

*Tonmya has been conditionally accepted by the U.S. Food and Drug Administration (FDA) as the proposed trade name for TNX-102 SL (cyclobenzaprine HCl sublingual tablets) for PTSD. TNX-102 SL is an investigational new drug and has not been approved for any indication.

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing innovative pharmaceutical and biological products to address major public health challenges. In addition to Tonmya for PTSD, Tonix is developing TNX-601 (tianeptine oxalate), a clinical candidate at pre-IND (Investigational New Drug) application stage, designed as a daytime treatment for PTSD and TNX-801, a live synthetic version of horsepox virus, at the pre-IND application stage, to be developed as a potential smallpox-preventing vaccine.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2017, and future periodic reports filed with the SEC on or after the date hereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof

Contacts

Jessica Morris (investors)

Tonix Pharmaceuticals

investor.relations@tonixpharma.com

(212) 980-9159

Rich Allan (media)

Russo Partners

rich.allan@russopartnersllc.com

(646) 942-5588